                             CONTRIBUTION AGREEMENT


                                      among


                          TOY PROPERTIES ASSOCIATES II



                       LEPERCQ CORPORATE INCOME FUND L.P.



                                 LEX GP-1, INC.



                               THE LCP GROUP, L.P.



                                RICHARD J. ROUSE

                                       and


                             LEXINGTON TOY II TRUST



                             Dated December 31, 1996

                             CONTRIBUTION AGREEMENT


               THIS CONTRIBUTION AGREEMENT, dated December 31, 1996 (this "Agreement"), is entered into among Toy Properties Associates II, a New York limited partnership ("Toy II"), and Lepercq Corporate Income Fund L.P., a Delaware limited partnership ("LCIF"), Lex GP-1, Inc. ("Lex GP"), a Delaware corporation, The LCP Group, L.P. ("LCP"), a Delaware limited partnership, Richard J. Rouse, and Lexington Toy II Trust, a New York grantor trust.

                              W I T N E S S E T H:


               WHEREAS, Toy II is the holder of a certain leasehold interest encumbering, and the owner of certain improvements to, real property located in Tulsa, Oklahoma (the "Oklahoma Property"), Clackamus, Oregon (the "Oregon Property"), and Lynwood, Washington (the "Washington Property"), collectively, the "Properties";

               WHEREAS, pursuant to Section 4.02(b) of the Third Amended and Restated Limited Partnership Agreement of Toy II, as amended, Capital Properties Associates II, the general partner of Toy II, notified the Toy II limited partners in a letter dated September 23, 1996 of Toy II's intention to transfer the Properties to LCIF and provided such limited partners with thirty (30) days to object to such transfer;

               WHEREAS, Toy II limited partners with less than one-half of the outstanding Units in Toy II have objected to such transfer through the date hereof;

               WHEREAS, the California Public Employees' Retirement System as mortgagee under the Mortgage by Toy II to the California Public Employees' Retirement System, in a letter dated November 18, 1996 indicated that it consented to the transfer;

               WHEREAS, Principal Mutual Life Insurance Company, as successor to First American Title Insurance Company of Oregon, as trustee under the Deed of Trust of the Oregon Property by Toy II to the California Public Employees' Retirement System, in a letter dated November 18, 1996 indicated that lenders with 100% of the outstanding notes consented to the transfer;

               WHEREAS, Principal Mutual Life Insurance Company, as successor to Transamerica Title Insurance Company, as trustee under the Deed of Trust of the Washington Property by Toy II to the California Public Employees' Retirement System, in a letter dated November 18, 1996 indicated that lenders with 100% of the outstanding notes consented to the transfer;

               WHEREAS, pursuant to the terms and subject to the conditions of this Agreement, Toy II is exchanging the Property for interests in LCIF ("LCIF Units") with the terms and conditions set forth in the Fifth Amended and Restated Agreement of Limited Partnership of LCIF (as amended from time to time, the "Partnership Agreement") in a transaction which is intended to qualify as a tax-free transfer of the Properties by Toy II to LCIF under Section 721 of the Internal Revenue Code of 1986, as amended (the "Code");

               WHEREAS, immediately following such transfer, LCIF will transfer the Properties to Lexington Toy II Trust, a New York grantor trust (the "Trust") for one hundred percent (100%) of the beneficial interests therein;

               WHEREAS, The LCP Group, L.P. ("LCP") and Richard J. Rouse are contributing their contractual right to receive a two percent fee payable upon the ultimate sale of the Properties in exchange for an aggregate of 14,775 LCIF Units to LCIF (which LCIF Units have the same terms and conditions as the LCIF Units distributed to Toy II) in a transaction that qualifies under Code Section 721;

               WHEREAS, LCP and Richard J. Rouse are contributing their contractual right to receive a one-half of one percent (1/2%) fee payable upon the refinancing of the Properties in exchange for an aggregate of 2,645 LCIF Units to LCIF (which LCIF Units have the same terms and conditions as the LCIF Units distributed to Toy II) in a transaction that qualifies under Code Section 721;

               WHEREAS, LCP will contribute to LCIF its contractual right to receive management fees from the date hereof through the remainder of the term of the lease of the Properties from Toy II to Toys 'R' Us in exchange for 5,000 LCIF Units (which LCIF Units have the same terms and conditions as the LCIF Units distributed to Toy II) in a transaction that qualifies under Code Section 721;

               NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

               1. Contribution of the Properties to LCIF. Effective as of the date hereof, Toy II hereby contributes, transfers and assigns to LCIF all of its right, title and interest in and to the Property subject to any and all liabilities encumbering such Properties (including the lien created by the Indenture). LCIF hereby issues to Toy II, in exchange for such contribution, 72,580 units in LCIF (the "Units"). The Units will provide for all of the rights and obligations more fully set forth in the Partnership Agreement.

               2. Contribution of the Properties to the Trust. Immediately following the transfer described in paragraph 1, LCIF hereby contributes, transfers and assigns to the Trust all of its right, title and interest in and to the Properties subject to any and all liabilities encumbering such Properties (including the lien created by the Indenture) in exchange for hundred percent (100%) of the beneficial interests therein.

               3. Contribution of Disposition Fee. LCP and Richard J. Rouse hereby contribute to LCIF their contractual rights to the fee payable upon the ultimate sale of the Properties and in exchange LCIF will issue 11,081 LCIF Units to LCP and 3,694 LCIF Units to Mr. Rouse.

               4. Contribution of Refinancing Fee. LCP and Richard J. Rouse hereby contribute to LCIF their contractual rights to the fee payable upon the refinancing of the Properties and in exchange LCIF will issue 1,984 LCIF Units to LCP and 661 LCIF Units to Mr. Rouse.

               5. Contribution of Management Agreement. LCP, as successor to Lepercq Management Corporation ("LMC"), hereby contributes its contractual right pursuant to that certain Partnership Management Agreement dated August 25, 1980 with Toy II to receive management fees for the period from the date hereof through the end of the term of the lease of the Properties to Toys 'R' Us, Inc. to LCIF in exchange for 5,000 LCIF Units.

               6. Dissolution of Toy II and Admission to LCIF. Pursuant to
Section 7.01(a)(iii) of the Toy Properties Associates II Agreement, Toy Properties Associates II is dissolved and its interests in LCIF are distributed in accordance with Exhibit A. Pursuant to Sections 12.1 and 12.2 of the Fifth Amended and Restated Agreement of Limited Partnership of LCIF, Lex GP hereby consents to the admission of each of the Toy II limited partners as limited partners in LCIF.

               7. Expenses. Toy II and LCIF agree to each pay fifty percent (50%) of all costs and expenses attributable to the transfer.

               8. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons or entities other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liabilities of any third persons or entities which are not a party to this Agreement, nor shall any provision of this Agreement give any third persons or entities any rights of subrogation or action over against any party to this Agreement.

               9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto, and may not be modified, amended or otherwise changes in any manner except by a writing executed by a duly authorized representative of the party to be charged.

               10. Counterparts; Further Assurances. This Agreement may be executed in multiple counterparts. The parties agree to execute such documents, stock powers and instruments of assignment and assumption as may be necessary or expedient to carry out the transactions contemplated by this Agreement.

               11. Miscellaneous. This Agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of laws.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on or as of the date first above written.

                                   TOY PROPERTIES ASSOCIATES II
                                       By:  Capital Properties Associates II


                                   By:____________________________
                                       Name:
                                       Title:


                                   LEPERCQ CORPORATE INCOME FUND L.P.
                                       BY:  Lex GP-1, Inc.


                                   By:____________________________
                                       Name:
                                       Title:

                                   LEX GP-1, INC.



                                   By:____________________________
                                       Name:
                                       Title:


                                   THE LCP GROUP, L.P.
                                       By:  Lepercq Capital Partners
                                       By:    Third Lero Corporation


                                   By:____________________________
                                       Name:
                                       Title:


                                   RICHARD J. ROUSE


                                   _______________________________

                                   LEXINGTON TOY II TRUST
                                       By:  The LCP Group, L.P., as trustee
                                       By:    Lepercq Capital Partners
                                       By:    Third Lero Corporation


                                   By:____________________________
                                       Name:
                                       Title:

                                    EXHIBIT A

               PARTNER                       LCIF UNITS
Capital Properties Associates II                  1,452

Butler, Carolyn A.                                  854

Butler, Lee C.                                      854

Canfield, Dwight                                  1,707

Dickson, Robert C.                                1,707

Dupree, Patricia E.                               1,707

Dupree, Robert L.                                 1,707

Gallus, John M.                                   1,707

Gilbert, W.C.                                     3,414

Hecht, Robert                                     1,707

Johnson, Lawrence N.                              1,707

Keller, James R.                                  1,707

Kurtzahn, Alvin R.C.                              1,707

Lund, Oliver                                      1,707

Mitchell, David                                   1,707

Mulkerin, Lawrence                                1,707

Nay, Wayne                                        1,707

Rottsolk, James R.                                1,707

Ruth, Allen                                       1,707

Sherron, Earl L. (Jr.)                            1,707

Steiner, John E.                                  1,707

Sutter, Joseph F.                                 1,707

Theilman, W.A.                                    1,707

Tillay, Mary Lou                                  1,707

Zavrski, Carol Anne                               1,707

Zavrski, Frances                                  1,707